UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 14, 2012

EARTHLINK, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-15605	58-2511877
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1375 Peachtree St., Atlanta, Georgia	30309
(Address of principal executive offices)	(Zip Code)

(404) 815-0770

(Registrant’s telephone number, including area code)

(Former name, former address and former fiscal year, if changed since last report date)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officer; Compensatory Arrangements of Certain Officers

On February 14, 2012, the Leadership and Compensation Committee (the “Compensation Committee”) of the Board of Directors of EarthLink, Inc. (the “Company”) took the following actions:

2011 Named Executive Officer Bonus Payment

In February 2011, the Compensation Committee adopted an executive 2011 bonus plan with performance metrics of Adjusted EBITDA and total revenue measured over the first six months of 2011.  Following the closing of the One Communications and STS acquisitions, in July 2011 the Compensation Committee adopted an executive bonus plan for the second six months of 2011 with performance metrics of Adjusted EBITDA and total revenue measured over the full 2011fiscal year.  On February 14, 2012, the Compensation Committee authorized one payout for both 2011 bonus plans.  After reviewing the Company’s first six months and full year 2011 results, the Compensation Committee approved a bonus plan payout based on its determination of a final Company blended achievement of 108.0% of the targets in the bonus plan for the first six months of 2011 and 95.4% of the targets in the bonus plan for the second six months.  Taking into account this performance, the Compensation Committee approved aggregate cash bonus payments under the Company’s 2011 executive officer bonus plans for the named executive officers as follows: Rolla P. Huff, Chief Executive Officer, $814,000; Joseph M. Wetzel, President and Chief Operating Officer, $387,263; Bradley A. Ferguson, Executive Vice President and Chief Financial Officer, $231,395; Kevin F. Brand, Executive Vice President, Consumer Products and Support, $165,922; and Stacie S. Hagan, Executive Vice President, Chief People Officer, $155,452.  (“Adjusted EBITDA” refers to net income before interest expense and other, net, income taxes, depreciation and amortization, stock-based compensation expense, impairment of goodwill and intangible assets, and restructuring and acquisition-related costs.)

2012 Named Executive Officer Salaries

Taking into account a competitive market review, the Compensation Committee determined that the 2012 base salaries for the named executive officers would remain unchanged from their respective 2011 base salaries.

2012 Named Executive Officer Bonus Plan

The Compensation Committee established the 2012 annual bonus plan (the “2012 Bonus Plan”) for the Company’s executive officers.  The 2012 Bonus Plan for the Company’s executive officers is tied to revenue (50% weighting) and Adjusted EBITDA (50% weighting) with an individual performance factor.

The 2012 Bonus Plan provides for a sliding scale of bonus payouts which, assuming achievement of specified levels of revenue and Adjusted EBITDA, together with satisfaction of individual performance objectives, range between a threshold level (payout of 50% of target), a target level (payout of 100% of target), and a maximum level (payout of 200% of target).

Individual incentive award opportunities will be equal to the product of (i) the target percentage of the individual’s eligible earnings and (ii) the Company performance percentage tied to the Company’s 2012 revenue and Adjusted EBITDA. The final bonus amounts paid, if any, shall be determined by the Compensation Committee based on the achievements of the Company performance measures and the individual performance factors.

Bonus payouts, if any, to the named executive officers will be paid after the end of the 2012 fiscal year.  Bonus payouts at the 100% target level or below would be in cash and bonus payouts in excess of the 100% target level would be paid in cash, Company common stock or a combination thereof at the discretion of the Board of Directors.  The 2012 Bonus Plan also provides for certain payouts if, prior to the time of payment, the executive officer is terminated other than for cause, death or disability after a change in control or as the result of a position elimination.

Taking into account a competitive market review, the Compensation Committee determined not to adjust the named executive officers’ 2012 target incentive opportunities for Company performance under the 2012 Bonus Plan from their 2011 target incentive opportunities.

2012 Equity Awards

Taking into account a competitive market review, the Compensation Committee approved the general terms of a 2012 long-term incentive compensation program (the “2012 LTIP”).  The 2012 LTIP contemplates grants of stock options and performance-based restricted stock units (“RSUs”) to the named executive officers.  The 2012 LTIP includes stock options and performance-based RSU awards in order to create a strong incentive for the executives to grow the business and to provide a common interest between the executives and the Company’s stockholders.

In accordance with the Company’s policy regarding equity award grants, on February 16, 2012, the Compensation Committee granted the 2012 LTIP equity awards of stock options and RSUs to the named executive officers as follows:  Mr. Huff, 762,195 stock options and 166,445 RSUs; Mr. Wetzel, 231,707 stock options and 50,599 RSUs; Mr. Ferguson, 125,000 stock options and 27,297 RSUs; Mr. Brand, 114,329 stock options and 24,967 RSUs; and Ms. Hagan, 121,951 stock options and 26,631 RSUs.  The stock options have an exercise price of $7.51 per share and an exercise period of ten years and vest ratably over four years.  Of the RSUs, 75% are earned based on successful completion on established dates during 2012 and 2013 of certain Company performance objectives related to building the Company’s platform for strategic growth, with full vesting on the third anniversary of the grant date (assuming continued employment).  The remaining 25% of the RSUs would be earned in February 2015 based on the Company’s achieving full year business segment organic growth in 2014 compared to 2013.

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 14, 2012, the Board of Directors of the Company amended and restated the Company’s Third Amended and Restated Bylaws (the “Fourth Amended and Restated Bylaws”) to include director qualification requirements provisions as well as other procedural provisions relating to stockholder consent actions and the conduct of stockholder meetings.

The director qualification requirements provision requires each director and nominee for election as a director to deliver to the Company’s Secretary a written questionnaire with respect to the director’s or nominee’s background and qualifications as well as a representation and agreement (the “Director Agreement”).  The Director Agreement requires directors and nominees to disclose certain types of voting commitments and compensation arrangements to which the director or nominee is subject.  The Director Agreement also requires a representation that the director or nominee, if elected, would be in compliance with all of the Company’s applicable corporate governance, conflict of interest, confidentiality, securities ownership and trading policies and guidelines, and further provides for the immediate resignation of a director if he or she is found by a court of competent jurisdiction to have breached the Director Agreement in any material respect.

The Fourth Amended and Restated Bylaws are attached hereto as Exhibit 3.1 and are incorporated herein by reference.  The description of the Fourth Amended and Restated Bylaws set forth in this Item 5.03 is not complete and is qualified in its entirety by reference to the full text of the Fourth Amended and Restated Bylaws set forth on Exhibit 3.1.

Item 9.01  Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description
3.1	Fourth Amended and Restated Bylaws, effective as of February 14, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EARTHLINK, INC.
(Registrant)

By:	/s/ Bradley A. Ferguson
Name: Bradley A. Ferguson
Title: Chief Financial Officer

Date: February 17, 2012

Exhibit Index

Exhibit No.	Description
3.1	Fourth Amended and Restated Bylaws, effective as of February 14, 2012.